UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

    American National Bankshares Inc. (“Company”) held its annual shareholders’ meeting on May 18, 2010.  At the annual meeting, our shareholders (i) elected each of the persons listed below to serve as a Class II director of the Company for a three-year term expiring at the 2013 annual meeting of shareholders, (ii) elected the person listed below to serve as a Class II director of the Company for a one-year term expiring at the 2011 annual meeting of shareholders, and (iii) approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000 and to increase the number of authorized shares of preferred stock from 200,000 to 2,000,000.

    Our independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Class II Directors

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
Fred A. Blair	3,953,046	150,403	0	1,019,399
Frank C. Crist, Jr., D.D.S.	3,972,813	130,636	0	1,019,399
Claude B. Owen, Jr.	3,961,252	142,197	0	1,019,399

Proposal 2: Election of Class III Director

Nominee	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
E. Budget Kent, Jr.	3,950,559	152,890	0	1,019,399

Proposal 3: Amendment to Articles of Incorporation to Increase Number of Authorized Shares of Common and Preferred Stock

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
2,951,280	1,097,156	55,011	1,019,401

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2010                                            /s/ William W. Traynham
                              Executive Vice President and Chief Financial Officer